UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2014

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin A. DeNuccio

On February 1, 2014, the Board of Directors (the “Board”) of Violin Memory, Inc. (the “Company”) appointed Kevin A. DeNuccio, to serve as President and Chief Executive Officer and as a director of the Company, effective immediately.

Prior to joining the Company, Mr. DeNuccio, 54, served as a co-founder of Wild West Capital LLC, a venture and technology consulting firm he co-founded in July 2012. Prior to that, he served as Chief Executive Officer of Metaswitch Networks Ltd., a telecommunications hardware and software company, from February 2010 until June 2012, when he transitioned to a director position on the Metaswitch Networks’ board of directors. Mr. DeNuccio served as Chief Executive Officer of Redback Networks Inc., a provider of edge routers, from August 2001 until its acquisition by Ericsson in January 2007. From 1995 to 2001, he held a number of executive positions at Cisco Systems, including senior vice president of worldwide service provider operations. Prior to joining Cisco, Mr. DeNuccio was founder, president, and CEO of Bell Atlantic Network Integration, a wholly owned subsidiary of Bell Atlantic (now Verizon Communications). He has also held senior management positions at both Unisys Corporation and Wang Laboratories network integration and worldwide channel partner businesses. Mr. DeNuccio previously served on numerous public and private boards of directors including Redback, JDS Uniphase Corporation, KPMG consulting (BearingPoint), Netpliance (TippingPoint) and Salesnet. He currently serves on the board of directors of Calix, Metaswitch Networks, and Northeastern University. He earned a master’s degree in business administration from Columbia University and a bachelor’s degree in Finance from Northeastern University.

The Company entered into an employment offer letter dated February 1, 2014 (the “Agreement”) with Mr. DeNuccio. The Agreement has no specified term, and Mr. DeNuccio’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Base Salary. Mr. DeNuccio will receive an annual base salary of $750,000, subject to review by the Compensation Committee from time to time. Mr. DeNuccio’s salary cannot be reduced without his consent other than a reduction that applies pro rata to all members of the Company’s senior management team.

Bonus. Mr. DeNuccio will also be eligible for an annual bonus based on criteria established by the Compensation Committee for years after 2015 with a target amount equal to 100% of his base salary. Mr. DeNuccio’s bonus for fiscal year 2015 will be equal to $750,000. The Agreement also provides that Mr. DeNuccio will receive a buy-out and signing bonus of $3.0 million (the “Signing Bonus”) as compensation for the Board asking him to resign from the board of several public and private companies. If, prior to the 18th month anniversary of Mr. DeNuccio’s employment or a change of control of the Company, Mr. DeNuccio’s employment ends because he resigns without good reason or is terminated for cause or by reason of his death or disability (each, a “Payback Event”), then Mr. DeNuccio must return the pro rata portion of the Signing Bonus (on an after-tax basis) to the Company.

Option Awards. The Company granted Mr. DeNuccio an option to purchase 4,000,000 shares of the Company’s common stock. Under the terms of the grant, 1,000,000 shares will be immediately exercisable but a pro rata portion will be subject to a right of repurchase at the exercise price if before Mr. DeNuccio completes 18 months of employment, his employment ends due to the occurrence of a Payback Event. If the Company is subject to a change of control before Mr. DeNuccio’s employment terminates, the right to repurchase will lapse in full. The remaining 3,000,000 shares underlying the grant will vest in equal monthly installments over 36 months, subject to Mr. DeNuccio’s continued service through the vesting date. In the event of an involuntary termination of Mr. DeNuccio’s employment, the vesting of these shares will accelerate by 12 months and the vested portion of the option will remain exercisable for a period of 12 months following the date of termination. If the Company is subject to a change of control, all of the shares underlying the option will become fully vested and exercisable. The option was granted outside of the terms of the Company’s 2012 Stock Incentive Plan in reliance on the employment inducement award exemption under the New York Stock Exchange Listed Company Manual Rule 303A.08. The option was awarded to Mr. DeNuccio under the terms of two stock option agreements. The foregoing description of the award is qualified in its entirety by reference to the full text of these stock option agreements, which are filed as Exhibit 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Severance Pay. In the event of an involuntary termination, the Company will pay an amount equal to the sum of (i) Mr. DeNuccio’s base salary for a 12 month period plus (ii) Mr. DeNuccio’s target bonus for the year in which the involuntary termination occurs. In addition, Mr. DeNuccio will be eligible for continuing health benefits for 12 months following the involuntary termination. To be eligible to receive any severance compensation, including acceleration of his option, Mr. DeNuccio must execute a release of claims against the Company.

There are no family relationships between Mr. DeNuccio and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. DeNuccio or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also intends to enter into the standard Violin Indemnification Agreement for officers and directors with Mr. DeNuccio. This agreement requires Violin, among other things, to indemnify its officers and directors against liabilities that may arise by reason of their status or service. The agreement also requires Violin to advance all expenses incurred by the officers and directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to Violin’s Form S-1 filed with the Securities and Exchange Commission on September 26, 2013 and is incorporated by reference herein.

Interim Chief Executive Officer

As of February 1, 2014, Howard A. Bain, III will no longer serve as interim Chief Executive Officer. Mr. Bain will continue to serve as the Company’s Chairman of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Offer Letter dated February 1, 2014 between Kevin A. DeNuccio and Violin Memory, Inc.

10.2	Stock Option Agreement dated February 3, 2014 providing for an option to purchase 1,000,000 shares of Violin Common Stock

10.3	Stock Option Agreement dated February 3, 2014 providing for an option to purchase 3,000,000 shares of Violin Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: February 6, 2014	By:	/s/ Cory Sindelar
Cory Sindelar, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Offer Letter dated February 1, 2014 between Kevin A. DeNuccio and Violin Memory, Inc.

10.2	Stock Option Agreement dated February 3, 2014 providing for an option to purchase 1,000,000 shares of Violin Common Stock

10.3	Stock Option Agreement dated February 3, 2014 providing for an option to purchase 3,000,000 shares of Violin Common Stock